EXHIBIT 99.2

Ascent Solar Appoints Key Member to Board of Directors

LITTLETON, Colo.—(BUSINESS WIRE)—Ascent Solar Technologies, Inc. (NASDAQ:ASTI) (BSE:ASTI) today announced the appointment of Joel S. Porter to the Board of Directors. Mr. Porter is the President of Centennial Consulting Services, Inc., a firm that he created after retiring from Lockheed Martin in the spring of 2004 as Vice President for International Program Development and Systems Analysis.

During a career at Lockheed Martin spanning almost three decades he managed the development of new technologies, advanced programs, and business development for the Department of Defense, NASA and commercial programs and endeavors.  Programs he managed included the Lockheed Martin Astronautics-Radarsat International commercial Radarsat imaging partnership from 1995-1998;  the Lockheed Martin successful bid on the Consolidated Space Operations Contract (CSOC), a $3.4B program awarded by the NASA Johnson Space Flight Center to Lockheed Martin’s Space Operations Company in Houston, Texas.

Mr. Porter graduated from the Georgia Institute of Technology with a Bachelor of Aerospace Engineering degree and, M.S. degree in Industrial Management. He has also served as Second Lieutenant in the United States Air Force from 1972-76.

Ascent Solar CEO and President Matthew Foster stated, “Ascent Solar is pleased to welcome Mr. Porter to our Board of Directors. He brings invaluable expertise in international business and I look forward to Mr. Porter’s contributions as we continue to implement our growth strategies.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contacts:

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Jim Blackman, 713-256-0369 (Investor Relations)
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or
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Kelly Brandner, 303-289-4303 (Media)
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